UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 17, 2006
TERAYON COMMUNICATION SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-24647 (Commission File Number)	77-0328533 (IRS Employer Identification No.)
4988 Great America Parkway
Santa Clara, California 95054
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (408) 235-5500
Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On January 17, 2006, Terayon Communication Systems, Inc. (“Terayon”) received a letter from the NASDAQ Listing Qualifications Panel (“Panel”) granting its request for continued listing, subject to certain conditions. As previously announced, NASDAQ had earlier notified Terayon of its intention to delist Terayon’s stock based on Terayon’s failure to timely file its quarterly report on Form 10-Q for the quarter ended September 30, 2005, and Terayon’s failure to solicit proxies and hold an annual shareholders’ meeting during 2005. As previously announced, Terayon was unable to timely file the Form 10-Q and to solicit proxies and hold the annual meeting due to the review Terayon is performing on the recognition of revenue for certain transactions during prior periods.
There are three conditions to the Panel’s grant of continued listing: (1) on or before January 31, 2006, Terayon must provide NASDAQ with a copy of the final investigatory report or a response to questions relating to Terayon’s internal accounting review; (2) on or before March 31, 2006, Terayon shall file its Form 10-Q for the period ended September 30, 2005 and all required restatements; and (3) on or before March 31, 2006, Terayon shall file its proxy statement for the 2005 annual meeting, with a record and meeting date as soon thereafter as possible.
The foregoing description is qualified in its entirety by reference to the Registrant’s Press Release dated January 19, 2006, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description

99.1	Press release issued by Terayon Communication Systems, Inc. on January 19, 2006 entitled “NASDAQ Panel Grants Terayon’s Request for Continued Listing”

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 19, 2006

Terayon Communication Systems, Inc.
By:	/s/ Mark Richman
	Name:	Mark Richman
	Title:	Chief Financial Officer

INDEX TO EXHIBITS FILED WITH
THE CURRENT REPORT ON FORM 8-K DATED JANUARY 20, 2006

Exhibit	Description

99.1	Press release issued by Terayon Communication Systems, Inc. on January 19, 2006 entitled “NASDAQ Panel Grants Terayon’s Request for Continued Listing”